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                                                        EXHIBIT 99

REPUBLIC
INDUSTRIES, INC.
                                                200 East Las Olas Boulevard
                                                Suite 1400
                                                Fort Lauderdale, Florida 33301
                                                954-627-6000
                                                954-779-3884 FAX


FOR IMMEDIATE RELEASE                           CONTACT:  DAVID A. POTTS
---------------------                                     (954) 627-6039


              REPUBLIC RAISES $350 MILLION IN PRIVATE PLACEMENT


        Fort Lauderdale, Florida, (November 8, 1996)--Republic Industries, Inc. (NASDAQ:RWIN) announced that it intends to close today a private placement transaction for the sale of 12,085,000 shares, for an aggregate purchase price of $356,507,500. The proceeds from this sale will be used for general corporate purposes.

        The securities offered in this transaction were not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under such Act or an applicable exemption therefrom. This release does not constitute an offer to sell or the solicitation of an offer to buy common stock of Republic Industries.

        Republic is a diversified company operating in the solid waste, automotive, electronic security services and out-of-home media industries.


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